UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 31, 2017

ASPIRITY HOLDINGS LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-203994	27-1658449
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Xenia Avenue, Suite 475, Minneapolis, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

(763) 432-1500
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2017 (the “Effective Date”), Aspirity Holdings, LLC (the “Company”) and Timothy S. Krieger (the “Seller”), entered into an Equity Purchase and Retirement Agreement (the “Agreement”). Pursuant to the Agreement, the Company repurchased 496 units of its outstanding Series A Preferred Units (the “Series A Units”) held by the Seller in exchange for a Subordinated Promissory Note (the “Note”) in the principal amount of $2,745,000 bearing simple interest at the annual rate of 20.00%. No payments of principal or interest are required during the term of the Note, but all unpaid principal and accrued interest is due and payable on December 31, 2019 (the “Maturity Date”). The Company may prepay principal and interest at any time prior to the Maturity Date without penalty and the Note is subordinated to all senior indebtedness of the Company and is not guaranteed by any subsidiaries, affiliates, or control persons of the Company.

The Series A Units formerly held by the Seller represent all such interests and effective with the repurchase, the Company retired all of the Series A Units, leaving none issued and outstanding.

The Seller is the Company’s Chairman and controlling member and abstained from voting on or approving the transaction.

The above discussion is qualified in its entirety by reference to the Agreement and the Subordinated Promissory Note, the forms of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth above in Item 1.01 above with respect to the Subordinated Promissory Note is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Equity Purchase and Retirement Agreement dated December 31, 2016

10.2	Form of Subordinated Promissory Note dated December 31, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRITY HOLDINGS LLC

Date: April 11, 2017	By:	/s/ Wiley H. Sharp III
	Name:	Wiley H. Sharp III
	Its:	Vice-President and Chief Financial Officer

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